Exhibit 99.1

PRESS RELEASE

Smartkem Announces Uplisting to Nasdaq

Manchester, England – Thursday, May 30th, 2024 – Smartkem, Inc. (OTCQB: SMTK; NASDAQ: SMTK) (the “Company” or “Smartkem”), the developer of a new class of semiconductor polymer transistors with the potential to power the next generation of displays, announced today that the Company has received approval to list its common stock on the Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “SMTK”. Trading on Nasdaq is expected to commence with the open of trading on Friday, May 31st. Shareholders are not required to take any action as a result of the uplisting.

Smartkem Chairman and Chief Executive Officer, Ian Jenks, comments, “Smartkem’s uplist from the OTCQB to Nasdaq is a significant achievement for the Company. We believe that the Nasdaq listing will result in increased marketability, liquidity, and trading volume, and provide the Company with increased access to the capital markets as we work to provide long-term value for our stockholders.”

Smartkem’s OTCQB information can be found on the OTC Markets website:

www.otcmarkets.com/stock/SMTK/overview

About Smartkem

Smartkem is seeking to reshape the world of electronics with its disruptive organic thin-film transistors (OTFTs) that have the potential to drive the next generation of displays. Smartkem’s patented TRUFLEX® semiconductor and dielectric inks, or liquid electronic polymers, can be used to make a new type of transistor that has the potential to revolutionize the display industry. Smartkem’s inks enable low temperature printing processes that are compatible with existing manufacturing infrastructure to deliver low-cost displays that outperform existing technology. The company’s electronic polymer platform can be used in a number of display technologies including microLED, miniLED and AMOLED displays for next generation televisions, laptops, augmented reality (AR) and virtual reality (VR) headsets, smartwatches and smartphones.

Smartkem develops its materials at its research and development facility in Manchester, UK and provides prototyping services at the Centre for Process Innovation (CPI) at Sedgefield, UK, It has a field application office in Taiwan. The company has an extensive IP portfolio including 125 granted patents across 19 patent families and 40 codified trade secrets. For more information, visit: www.Smartkem.com and follow us on LinkedIn www.linkedin.com/company/Smartkem-limited and Twitter @SmartkemOTFT.

Forward-Looking Statements

All statements in this press release that are not historical are forward-looking statements, including, among other things, statements relating to the Smartkem’s expectations regarding the effect of the Nasdaq listing on its common stock, its market position and market opportunity, expectations and plans as to its product development, manufacturing and sales, and relations with its partners and investors. These statements are not historical facts but rather are based on Smartkem Inc.’s current expectations, estimates, and projections regarding its business, operations and other similar or related factors. Words such as “may,” will,” “could,”

SMARTKEM LTD

MANCHESTER TECHNOLOGY CENTER, HEXAGON TOWER,

DELAUNAYS ROAD, BLACKLEY, MANCHESTER, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@Smartkem.com

PRESS RELEASE

“would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expect,” “intend,” “plan,” “project,” “believe,” “estimate,” and other similar or elated expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond the Company’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update information in this release to reflect events or circumstances in the future, even if new information becomes available.

Contact Details:

Barbra Keck, Chief Financial Officer, Smartkem b.keck@Smartkem.com

Selena Kirkwood, Head of Communications, Smartkem s.kirkwood@Smartkem.com

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SMARTKEM LTD

MANCHESTER TECHNOLOGY CENTER, HEXAGON TOWER,

DELAUNAYS ROAD, BLACKLEY, MANCHESTER, M9 8GQ UK

+44 (0) 161 721 1514

enquiries@Smartkem.com